                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               FRESH FOODS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                FRESH FOODS, INC.
                                  P. O. Box 399
                         Claremont, North Carolina 28610

                             -----------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            -------------------------


To the Shareholders of
Fresh Foods, Inc.

         The Annual Meeting of Shareholders of Fresh Foods, Inc. will be held at the Company's Pierre Foods Division plant at 9990 Princeton Road, Cincinnati, Ohio 45246 on Thursday, June 25, 1998, at 10:00 a.m., Eastern Daylight Savings Time, to:

         1. Elect three directors to terms of three years, one director to a term of two years, and one director to a term of one year.

         2. To approve an amendment to the Company's Bylaws to change the number of authorized directors of the Company from eleven to a number not less than seven nor more than seventeen.

         3. To ratify an Amendment to the Company's 1997 Incentive Stock Option Plan to increase the shares authorized thereunder from 500,000 to 1,000,000.

         4. Transact such other business as may properly come before the meeting.

         The Board of Directors has fixed the close of business on June 5, 1998, as the record date for determining shareholders entitled to notice of and to vote at the meeting. Only shareholders of record at the close of business on that date are entitled to vote at the meeting.

         Fresh Foods, Inc. hopes that as many shareholders as possible will personally attend the meeting. Whether or not you plan to attend, please complete the enclosed proxy card and sign, date and return it promptly so that your shares will be represented. Sending in your proxy will not prevent your voting in person at the meeting.

                                   By Order of the Board of Directors,


                                   JAMES E. HARRIS
                                   Secretary

Claremont, North Carolina
June 10, 1998

                                FRESH FOODS, INC.
                              3437 East Main Street
                                  P.O. Box 399
                         Claremont, North Carolina 28610

                                  June 10, 1998


                           FRESH FOODS ANNUAL MEETING
                                 PROXY STATEMENT


General

         This Proxy Statement first being mailed to Fresh Foods Shareholders on or about June 10, 1998 and is accompanied by the Notice of Annual Meeting of Shareholders and a form of proxy that is solicited by the Fresh Foods Board for use at the Annual Meeting to be held on June 25, 1998, at 10:00 a.m., local time, at the Company's Pierre Foods Division plant at 9990 Princeton Road in Cincinnati, Ohio, and at any adjournments or postponements thereof.

Solicitation of Proxies

         A holder of Common Stock may use the accompanying proxy if such shareholder is unable to attend the Annual Meeting in person or wishes to have his or her shares voted by proxy even if such shareholder does attend the meeting. A shareholder may revoke any proxy given pursuant to this solicitation by delivering to the Secretary of Fresh Foods, prior to or at the Annual Meeting, a written notice revoking the proxy or a duly executed proxy relating to the same shares bearing a later date; however, attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy. All written notices of revocation and other communications with respect to the revocation of proxies should be addressed to: Secretary, Fresh Foods, Inc., P.O. Box 399, Claremont, North Carolina 28610. For such notice of revocation or later proxy to be valid, however, it must actually be received by Fresh Foods prior to the vote of the Shareholders at the Annual Meeting. All shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. If no specification is made, the proxies will be voted in favor of management's nominees for directors and in favor of approval of all other matters. The Fresh Foods Board is unaware of any other matters that may be presented for action at the Annual Meeting. If other matters do properly come before the Annual Meeting, however, it is intended that shares represented by proxies in the accompanying form will be voted or not voted by the persons named in the proxies in their discretion, provided that no proxy that is voted against approval and adoption of any matters will be voted in favor of any adjournment or postponement of the Annual Meeting for the purpose of soliciting additional proxies.

         The entire cost of soliciting proxies will be borne by Fresh Foods. In addition to the solicitation of the proxies by mail, Fresh Foods will request banks, brokers and other record holders to send proxies and proxy material to the beneficial owners of the stock and secure their voting instructions, if necessary. Fresh Foods will reimburse such record holders for their reasonable expenses in doing so. If necessary, Fresh Foods may also use several of its regular employees, who will not be specially compensated, to solicit proxies from shareholders, either personally or by telephone, telegram, facsimile or special delivery letter.

Record Date and Voting Rights

         Pursuant to North Carolina law, June 5, 1998 has been fixed as the record date for determination of Shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of Common Stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting. The number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is ______. On the Record Date, there were approximately ___ holders of record of Common Stock. In accordance with North Carolina law, abstentions from voting will be counted for purposes of determining whether a quorum exists at the Annual Meeting. Furthermore, shares represented in proxies returned by a broker holding such shares in nominee or "street" name will be counted for purposes of determining whether a quorum exists, even if such shares are not voted in matters where discretionary voting by the broker is not allowed ("broker non-votes"). In addition, abstentions from voting and broker non-votes will not be deemed to have been cast either "for" or "against" the proposals considered at the meeting and, therefore, will have no effect on the adoption of such proposals.

         Each share of Common Stock entitles its holder to one vote. Directors will be elected by a plurality of the votes cast. The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve any other matters, provided that a majority of the shares entitled to vote are represented at the Annual Meeting in person or by proxy.


Principal Shareholders

         The following table sets forth, as of June 5, 1998, information relative to Company common stock ownership by (I) each person known by the Company's management to own beneficially 5.0% or more of the total outstanding shares of Company stock, (ii) each director and nominee for director of the Company, (iii) each named executive officer of the Company and (iv) all directors and executive officers of the Company as a group.

                                              Amount and Nature of          Percentage of
Beneficial Owner                              Beneficial Ownership      Outstanding Shares (1)
----------------                              --------------------      ----------------------

HERTH Management, Inc. (2)                           1,219,235                   20.7
   P. O. Box 399
   Claremont, NC 28610

Columbia Hill, LLC (3)                               1,262,034                   21.4
   P. O. Box 399
   Claremont, NC 28610

James C. Richardson, Jr. (4)                         1,609,534                   26.3
   P. O. Box 399
   Claremont, NC 28610

David R. Clark (5)                                   1,548,284                   25.0
   P. O. Box 399
   Claremont, NC 28610

Gregory A. Edgell (6)                                1,386,110                   23.3
   3200 Devine Street
   Columbia, SC 29205

James M.  Templeton (7)                              1,288,472                   21.6
   P. O. Box 399
   Claremont, NC 28610

Larry D. Hefner (8)                                  1,277,034                   21.6
   P. O. Box 519
   Claremont, NC 28610

 L. Dent Miller (9)                                    570,801                    9.6
   P. O. Box 399
   Claremont, NC 28610

                                              Amount and Nature of          Percentage of
Beneficial Owner                              Beneficial Ownership      Outstanding Shares (1)
----------------                              --------------------      ----------------------

 Charles F. Connor, Jr. (10)                           704,731                   11.9
   P. O. Box 519
   Claremont, NC 28610

Richard F. Howard (11)                                 115,390                    1.9

Norbert E. Woodhams (12)                               100,000                    1.7

Lewis C. Lanier (12)                                    15,000                     *

William R. McDonald III (13)                            15,860                     *

E. Edwin Bradford (14)                                  16,250                     *

Bobby G. Holman (15)                                    16,128                     *

William P. Foley II (12)                               150,000                    2.5

Andrew F. Puzder (12)                                   50,000                     *

All directors, nominees                              3,014,450                   43.1
  and executive officers as a group (13 persons)

----------------
 * Less than one percent

(1) The actual number of shares outstanding at June 5, 1998 was 5,902,619. Each percentage has been calculated on the basis of such number plus shares subject to outstanding call options exercisable not later than August 4, 1998. Shares subject to such options have been considered outstanding for the purpose of computing the percentage of outstanding shares owned by the person who holds such options but have not been considered outstanding for the purpose of computing the percentage of outstanding shares owned by any other person.

(2) All of the shares owned of record by HERTH are also deemed to be owned beneficially by each of its shareholders. The shareholders of HERTH, and their ownership percentages, are Columbia (45.0%) and Messrs. Richardson (22.0%), Edgell (22.0%) and Templeton (11%). Beneficial ownership of other than a pro rata interest in the shares owned of record by HERTH is disclaimed by each shareholder of HERTH.

(3) Consists of (I) 42,799 shares owned of record and (ii) 1,219,235 shares owned beneficially through HERTH. All of the shares owned of record by Columbia are also deemed to be owned beneficially by each of its owners. The owners of Columbia, and their ownership percentages are Messrs. Clark (45.0%), Richardson (40.0%) and Hefner (15.0%). Beneficial ownership of other than a pro rata interest in the shares owned by record by Columbia is disclaimed by each owner of Columbia.

(4) Consists of (I) 7,500 shares owned of record, (ii) 1,219,235 shares owned beneficially through HERTH, (iii) 42,799 shares owned beneficially through Columbia, (iv) 125,000 shares owned beneficially through Capital Factors and (v) 215,000 shares subject to currently exercisable call options. All 125,000 shares owned of record by Capital Factors are also deemed to be owned beneficially by each of its shareholders, although beneficial ownership of other than a pro rata interest in such shares is disclaimed by each such shareholder. The shareholders of Capital Factors, and their ownership percentages, are Messrs. Richardson (50.0%) and Edgell (50.0%).

(5) Consists of (I) 1,250 shares owned of record, (ii) 1,219,235 shares owned beneficially through HERTH, (iii) 42,799 shares owned beneficially through Columbia and (iv) 285,000 shares subject to currently exercisable call options.

(6) Consists of (I) 1,250 shares owned of record, (ii) 625 shares held by spouse as custodian for minor children, of which beneficial ownership is disclaimed, (iii) 1,219,235 shares owned beneficially through HERTH,
         (iv) 125,000 shares owned beneficially through Capital Factors and (v) 40,000 shares subject to currently exercisable call options. See note
         (4).

 (7) Consists of (I) 4,237 shares owned of record, (ii) 1,219,235 shares owned beneficially through HERTH and (iii) 65,000 shares subject to currently exercisable call options.

 (8) Consists of (I) 10,000 shares owned of record, (ii) 1,219,235 shares owned beneficially through HERTH, (iii) 42,799 shares owned beneficially through Columbia and (iv) 5,000 shares subject to currently exercisable call options.

 (9) Consists of (I) 520,801 shares owned of record and (ii) 50,000 shares subject to currently exercisable call options.

(10) Consists of (I) 638,910 shares owned of record, (ii) 38,220 shares owned beneficially through Countywide Insurance Agency, Inc. ("Countywide"), and (iii) 21,868 shares held by spouse, of which beneficial ownership is disclaimed. All 38,220 shares owned of record by Countywide are deemed beneficially owned by Connor, although beneficial ownership of other than a pro rata interest in such shares is disclaimed.

(11) Consists of (I) 390 shares owned of record and (ii) 115,000 shares subject to currently exercisable call options.

(12)     All such shares are subject to currently exercisable call options.

(13) Consists of (I) 860 shares owned by spouse, of which beneficial ownership is disclaimed, and (ii) 15,000 shares subject to currently exercisable call options.

(14) Consists of (I) 1,250 shares owned of record and (ii) 15,000 shares subject to currently exercisable call options.

(15) Consists of (I) 1,128 shares owned of record and (ii) 15,000 shares subject to currently exercisable call options.


         Except as set forth above, management of the Company is not aware of any other person or group which owns in excess of five percent of the outstanding Common Stock of the Company.

         Compliance with Section 16(a) of the Securities Exchange Act of 1934.
Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and executive officers, and persons who own more than ten percent of the Company's stock ("Reporting Persons"), to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company's stock. Reporting Persons are required by Securities and Exchange Commission regulations to furnish the Company with copies of all
Section 16(a) forms they file. To the Company's knowledge, based upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to Reporting Persons were complied with during fiscal 1998, except that through inadvertent error, Messrs. _________ failed to file timely Form 5s. All applicable reports have since been filed.


                    ELECTION OF DIRECTORS (PROXY ITEM NO. 1)

         The Company's By-Laws provide for eleven directors, classified into three classes and elected for three year terms, or until their successors are duly elected and qualified. The Class I directors, whose terms expire at the 1998 Annual Meeting, are Messrs. Richard F. Howard, James M. Templeton, E. Edwin Bradford, and L. Dent Miller. Additionally, one Class II director is being elected to fill the unexpired term of Richard F. Hendrickson, and one Class III director is being elected to fill a new directorship created by the Shareholders at their last meeting. The directors who have been appointed to these positions pending election are Andrew F. Puzder and William P. Foley II, respectively. The remaining five directors were elected at prior annual meetings to serve until the annual meetings to be held in the years set forth below.

         Four Class I directors will be elected to serve three year terms expiring in June, 2001, upon the election and qualification of their successors. Mr. Templeton has declined to be nominated for a new term. Messrs. Howard, Bradford, Miller and Norbert E. Woodhams have been nominated for these terms by the Board of Directors. One Class II director will be elected to a term expiring in 2000, and one Class III director will be elected to a term expiring in 1999, upon the election and qualification of their respective successors. Mr. Puzder and Mr. Foley, respectively, have been nominated for these terms.

         It is the intention of the persons named in the enclosed Proxy to vote the shares covered thereby for the election of the three nominees set forth below, for terms expiring as indicated.


                    ----------------------------------------

CLASS I - NOMINEES FOR ELECTION AS DIRECTORS for a term expiring June, 2001.

         RICHARD F. HOWARD, 48, became a director in 1987 and has served as Chairman of the Board of Directors since 1993. He also serves as Secretary to the corporation. Mr. Howard has served as Executive Vice President of the Company from 1989-1993, and Chief Financial Officer and Treasurer from 1989-1994. Mr. Howard has been Secretary and Treasurer of the Company's management firm, HERTH Management, Inc. and RSH Management, Inc. since 1993.

         L. DENT MILLER, was appointed by the Board in May, 1998, to fill one of the two new directorships created by the Shareholders at their last meeting. He presently serves the Company as President of Claremont Restaurant Group, LLC, the Company's restaurant subsidiary, having served as President and Chief Executive Officer of Sagebrush, Inc. from 1990 to January 1998. Mr. Miller, 64, was a Fresh Foods executive officer from 1984 to 1988 and a Fresh Foods director from 1987 to 1988.

         E. EDWIN BRADFORD was first elected to the Fresh Food Board in 1993. Mr. Bradford is owner of Bradford Communications, Inc., a Hickory, North Carolina marketing and advertising firm which he founded in 1977. Mr. Bradford is 55 years old.

         NORBERT E. WOODHAMS, 52, is a new nominee for director. Mr. Woodhams serves as President of Pierre Foods, LLC, the Company's food processing subsidiary, since the acquisition of the Pierre Foods division of Tyson Foods, Inc. by the Company in June, 1998. Prior to the acquisition, he served from 1994 to 1998 as President of Hudson Specialty Foods, a food processing division of Hudson. Upon the acquisition of Hudson by Tyson Foods, Inc. in January 1998, Mr. Woodhams became President of the Pierre Foods division of Hudson. Prior to joining Hudson, Mr. Woodhams held the position of Executive Group Vice President for the Pork and Beef Division of Tyson from 1990 through 1994.

                   -------------------------------------------

CLASS II - NOMINEE FOR ELECTION AS DIRECTOR - for a term expiring June, 2000.

         ANDREW F. PUZDER was appointed in May, 1998, to fill the unexpired term of Richard F. Hendrickson, who resigned for business reasons. He is Executive Vice President of Fidelity National Financial, Inc. ("Fidelity National"), an Anaheim, California-based title insurance underwriter, Executive Vice President and General Counsel of CKE Restaurants,

Inc., ("CKE Restaurants") an Irvine, California-based restaurant holding company for the Carl's Jr. and Hardee's restaurant chains, among others. He also serves as Chief Executive Officer and director of GB Foods Corporation, which owns and operates the Green Burrito restaurant chain. Prior to joining Fidelity National in 1995, Mr. Puzder had been an attorney in private practice in California since 1991. Mr. Puzder, 47, is also a director of Rally's Hamburgers, Inc. ("Rally's") and of Javelin, Inc.

                   ------------------------------------------

CLASS III - NOMINEE FOR ELECTION AS DIRECTOR - for a term expiring June, 1999.

         WILLIAM P. FOLEY II, 53, was appointed by the Board in May, 1998, to fill one of the two new directorships created by the Shareholders at their last meeting. He is Chairman of the Board and Chief Executive Officer of Fidelity National, positions he has held since 1986. He has also served since 1995 as Chairman of the Board and Chief Executive Officer of CKE Restaurants. Mr. Foley also serves on the Boards of Directors of Rally's Hamburgers, Inc. ("Rally's"), Checkers Drive-In Restaurants, Inc., Star Buffet, Inc., Micro General Corporation and Data Works Corporation.


                      -------------------------------------

CLASS II - DIRECTORS CONTINUING IN OFFICE for a term expiring June, 1999.

         JAMES C. RICHARDSON, JR. became a director in 1987. Mr. Richardson is Fresh Food's Chief Executive Officer and Vice Chairman of the Board of Directors, positions he assumed in 1993 and 1996, respectively. He has served Fresh Foods as an executive officer since 1987, including Executive Vice President from 1989-1993, and President from 1993-1996. Since 1993 Mr. Richardson has been President of HERTH Management, Inc., the Company's management firm, and RSH Management, Inc. He is 49 years old.

         BOBBY G. HOLMAN, 62, served asFresh Food's Chief Financial Officer and Treasurer from 1994 until his retirement in February, 1997. Prior to joining Fresh Foods, he had been an Assistant Vice President with Aetna Life & Casualty Insurance Company in Hartford, Connecticut, and managing director of the Food Industry segment of Aetna's Bond Investment Department, since 1985. Mr. Holman is 62 years old, and has served as a director since 1994. He is a member of the Executive Compensation, Sensitive Transactions, and Audit Committees.

                       ----------------------------------

CLASS III - DIRECTORS CONTINUING IN OFFICE for a term expiring June, 2000.

         DAVID R. CLARK is Fresh Food's President and Chief Operating Officer, a position he was appointed to in 1996. From 1994-1996, he served as Executive Vice President and Chief Operating Officer of Bank of Granite, located in Granite Falls, North Carolina. Prior to joining Bank of Granite, Mr. Clark served 13 years with BB&T, a bank and trust company with headquarters in Wilson, North Carolina, serving in various capacities, including President of BB&T of South Carolina, and President of the Northwest Region of North Carolina. Mr. Clark, 41, has been a member of the Board since 1996.

         WILLIAM R. MCDONALD III, 63, has been a director since 1991, and serves on the Executive Compensation, Sensitive Transactions and Audit Committees. He is Branch Manager of American Pharmaceutical Services, a subsidiary of Living Centers of America, that provides pharmaceutical needs and prescription services to nursing homes. He has held this position with American or its predecessors since 1989. Mr. McDonald also serves as Mayor of the City of Hickory, an elective office he has held since 1981.

         LEWIS C. LANIER is a member of the law firm of Horger, Horger, Lanier, Culclasure & Knight, LLP, of Orangeburg, South Carolina, joining this firm's predecessor in 1985. Mr. Lanier, who was first elected to the Board in 1988, serves on the Executive Compensation, Sensitive Transactions and Audit Committees, and is 49 years old.

                           ---------------------------

         Should any of the foregoing nominees become unavailable for any reason, the persons named in the enclosed proxy intend to vote for such other persons as the present Board may nominate.

         Board Meetings and Committees of the Board. Fresh Food's Board held ____ regular meetings and two telephonic meetings during the past fiscal year. The Board has appointed Audit, Executive Compensation, and Sensitive Transactions Committees, the members of which are indicated in the foregoing information on nominees. The full Board nominates candidates for Board membership.

         The Audit Committee, established in 1978 and consisting of three outside directors, met ____ times during the past fiscal year. The Committee reviews external audit plans and activities, reviews the Company's financial controls, approves all significant fees for audit and non-audit services provided by the independent auditor and recommends to the Board the selection or retention of independent auditors.

         The Executive Compensation Committee, established in 1978, which consists of three outside directors, sets and approves changes in executive compensation, an recommends to the Board changes in the Company's executive compensation arrangements. All proposals concerning executive compensation are first brough before this Committee; upon an affirmative recommendation of the Committee, proposals proceed to the full Board for consideration. The full Board is free to accept or reject the recommendation of the Committee. This Committee met ____ times during fiscal 1998.

         The Sensitive Transactions Committee, established in 1983, monitors and reviews for fairness certain transactions between the Company and its officers and directors. This Committee reviews all such transactions and recommends their approval or rejection to the full Board. The full Board is free to accept or reject the recommendation of this Committee. This Committee, which met ____ times during the past fiscal year, consists of three outside directors.

         During the past year, al incumbent directors attended at least 75% of the aggregate of the meetings of the Board and committees on which they served.

Directors Compensation.

         During fiscal 1998, independent directors were paid $2,000 per meeting attended. Directors who are employees of the Company or are members of the HERTH group, or who have material contracts with the Company, continue to receive no payment for their service as directors. All directors at February 20, 1998 were granted immediately-exercisable ten-year options to purchase 15,000 shares of the Company's common stock at a price of $16.00 per share.



                             EXECUTIVE COMPENSATION

Cash Compensation of Executive Officers.

         The following information relates to compensation paid by the Company to its Chief Executive Officer and to three other individuals who served the Company as executive officers (collectively, the "Named Executive Officers of the Company"). No other executive officers of the Company received annual salary and bonus in fiscal 1998 of at least $100,000.

                                                                                               Long Term
                                                       Annual Compensation                    Compensation
                                            ------------------------------------------        ------------
   Name and                      Fiscal                                   Other Annual            Option
Principal Position                Year       Salary      Bonus            Compensation            Awards
------------------                ----       ------      -----            ------------            ------

Richard F. Howard                 1998         (1)         -0-             $    750(2)            40,000
    Chairman of the Board         1997         (1)         -0-                  -0-                  -0-
                                  1996         (1)         -0-                  -0-                  -0-

James C. Richardson, Jr           1998         (1)         -0-             $  6,925(3)           215,000
  Vice Chairman of the            1997         (1)         -0-                9,664(4)               -0-
  Board and Chief                 1996         (1)         -0-                  -0-                  -0-
  Executive Officer

David R. Clark                    1998         (5)       152,064                   (6)           215,000
  President and Chief             1997         (5)        73,500           $ 51,720(7)           100,000
  Operating Officer               1996         --          --                  --                   --

James M. Templeton                1998         (1)         -0-             $  4,012(8)            40,000
  Senior Vice President,          1997         (1)         -0-                2,204(9)               -0-
  Real Estate                     1996         (1)         -0-                1,500(10)              -0-

------------

(1) No salary was paid by the Company to this individual, who was instead compensated by HERTH. The Company currently pays HERTH $1.5 million per fiscal year. See "Certain Relationships and Related Party Transactions."

(2)      Consists of country club dues.

(3) Includes $3,845 in life insurance premiums and $2,580 in country club dues.

(4) Consists of $7,084 in life insurance premiums and $2,580 in country club does.

(5) Excludes $200,000 and $126,800 paid by the Company for fiscal 1998 and fiscal 1997, respectively, which amounts were reimbursed in full by HERTH. See "Management -- Employment Contracts and Change in Control Agreements" and "Certain Relationships and Related Party Transactions."

(6) Did not exceed 10% of the individual's annual salary and bonus. (7) Includes a one-time bonus of $50,000 paid upon joining the Company.

(8) Includes $2,112 in country club dues and $1,500 as the Company' s matching payment under an employee stock purchase plan.

(9) Consists of $704 in country club dues and $1,500 as the Company's matching payment under an employee stock purchase plan.

(10) Consists of the Company's matching payment under an employee stock purchase plan.


Option Grants in Last Fiscal Year

         The following table presents information relating to option grants made during fiscal 1998 to the Named Executive Officers of the Company and the potential realizable value of each grant assuming annualized appreciation of the Company common stock at an annual rate of either 5% or 10% over the term of the option.

                                                                                             Potential Realizable
                                           Individual Grants                                   Value at Assumed
                         --------------------------------------------------------              Annual Rates of
                         Number of         % of Total                                            Stock Price
                           Shares            Options      Exercise                              Appreciation
                        Underlying         Granted to      or Base                             for Option Term
                          Options         Employees in      Price      Expiration      -------------------------------
Name                      Granted          Fiscal Year    Per Share       Date               5%                10%
----                      -------          -----------    ---------       ----               --                ---

Richard F.                40,000(1)             3.0       $   16.00      2/20/08           402,400         1,019,968
 Howard

James C.                 215,000(1)            15.9           16.00      2/20/08         2,162,900         5,482,328
 Richardson, Jr.

David R.                 215,000(1)            15.9           16.00      2/20/08         2,162,900         5,482,328
 Clark

James M.                  15,000(1)             1.1           16.00      2/20/08           150,900           382,488
 Templeton
                          25,000(2)             1.9           16.00      2/20/08           251,500           637,480

-------------

(1)      Such options are presently exercisable.

(2) Such options vest at a rate of 20% per year over five years. The first 20% are exercisable beginning February 20, 1999.



Aggregated Option Exercises in Last Fiscal Year and
Fiscal Year-End Option Values

         The following table presents certain information about stock options exercised by the Named Executive Officers of the Company during fiscal 1998 and the value of unexercised options held by them at February 27, 1998.


                                           Shares Acquired               No. Of Shares                 Value of Unexercised
                                              on Exercise            Underlying Unexercised            In-the-Money Options
                                        -----------------------    Options at February 27, 1998       at February 27, 1998(1)
                                                        Value   --------------------------------  -------------------------------
Name                                         No.       Realized     Exercisable   Unexercisable    Exercisable    Unexercisable
----                                         ---       --------     -----------   -------------    -----------    -------------

Richard F. Howard                          50,000       $905,000       115,000           -0-       $1,193,750            -0-

James C. Richardson, Jr.                  125,000(2)         --        215,000           -0-          430,000            -0-

David R. Clark                                -0-            -0-       275,000        40,000        1,157,200       $484,800

James M. Templeton                         12,500        250,625        65,000        25,000          770,000         50,000

--------------

(1) The closing price of the Company's common stock on February 27, 1998 was $18.00 per share.

(2) Mr. Richardson transferred all of these options to Capital Factors, Inc. ("Capital Factors") on November 13, 1997. The unrealized gain on shares received by Capital Factors was $2,415,625 on the date of receipt. The gain realized by Capital Factors on exercise of the options was $2,571,875. Mr. Richardson owns 50% of the outstanding stock of Capital Factors.


Employment Contracts and Change in Control Agreements

         On June 30, 1996, Mr. Clark and the Company executed an Employment Agreement (the "Clark Employment Agreement") providing that Mr. Clark would serve as President and Chief Executive Officer of the Company for a term of three years at an annual base salary of $200,000 and an annual bonus based on the Company's financial performance. During fiscal 1997 and fiscal 1998, Mr. Clark's salary was paid by the Company and reimbursed in full by HERTH. See "Certain Relationships and Related Party Transactions." In the event Mr. Clark's employment is terminated by the Company without cause or Mr. Clark resigns from employment for good reason during the initial three-year term, then the Company is obligated to pay him a lump sum severance payment equal to the total sum of his base salary as would be due in the aggregate for the remainder of the three-year term. In the event of a termination without cause or a resignation for good reason during any renewal term of the Clark Employment Agreement, such lump sum severance payment shall equal three months of Mr. Clark's then-existing base salary. Under the Clark Employment Agreement, the Company granted to Mr. Clark options to purchase 100,000 shares of the Company's common stock and agreed to consider Mr. Clark for participation in any subsequent options made available to senior management of the Company in the discretion of the Company's Board. The Company also agreed to appoint Mr. Clark to full the first available vacancy on the Company's Board. Mr. Clark subsequently filled this vacancy and currently serves as a member of the Company's Board. In addition, the Company agreed to obtain coverage for Mr. Clark under a directors' and officers' liability insurance policy and to indemnify Mr. Clark to the fullest extent permitted by applicable law in the event Mr. Clark is made a party to certain threatened or pending actions, suits or proceedings by reason of his performing services as an officer or director of the Company. The Clark Employment Agreement was subsequently amended (the "Amended Clark Employment Agreement") to increase Mr. Clark's annual base salary to $350,000, of which $200,000 is to be reimbursed to the Company by HERTH, and to provide Mr. Clark an annual bonus based upon the Company's profitability. The Amended Clark Employment Agreement also grants Mr. Clark options to purchase 215,000 shares of the Company's common stock and provides Mr. Clark with a special one-time bonus of $375,000 upon the closing of the acquisition of Pierre Foods from Tyson Foods, Inc.. The Amended Clark Employment Agreement has a term of five years, expiring February 28, 2003.

         Each of Messrs. Clark, Hefner, Richardson, Howard, Templeton, Miller and Woodhams (each, an "Executive") has entered into a Change in Control Agreement with the Company (collectively, the "Change in Control Agreements"). The Change in Control Agreements provide that, if a change in control of the Company occurs, then the following benefits will be provided by the Company: three times the amount of the annual base salary of the Executive; three times the amount of the largest annual cash bonus paid or payable to such person; the aggregate spread between the exercise prices of all outstanding unexercised options of the Company and the higher of the closing price of the Company's common stock as of the effective date of the Change in Control of the Company or the highest price paid in connection with a change in control of the Company; and a "gross-up" payment for all tax liabilities resulting from payments under the Change in Control Agreements. A change in control of the Company is considered to have occurred if: (1) the individuals who constituted the Company's Board as of the date of the Change in Control Agreements cease to constitute a majority of the Company's Board; (2) any "person" (as defined in the Change in Control Agreements) acquires 15% of the Company's common stock;
(3) any of certain business combinations are consummated, unless the beneficial owners of the Company's common stock before such combination own more than 50% of such stock after the business combination; or (4) the Company is liquidated or dissolved. Payments under the Change in Control Agreements are payable upon a change in control of the Company, whether or not an Executive's employment is terminated. The term of each Change in Control Agreement is ten years unless it expires earlier upon the termination of an Executive's employment.

Report Of The Executive Compensation Committee

         It is the responsibility of the Executive Compensation Committee to advise management and the Board of Directors on matters pertaining to compensation arrangements for executive employees, as well as for the administration of the Company's stock option plans. The members of this committee are all independent, non-employee directors. Following review and approval by the Executive Compensation Committee, all issues pertaining to executive compensation are submitted to the full Board of Directors for approval.

Compensation Principles.

         In determining compensation for executive officers, the Company believes that compensation should be 1) based in part upon the Company's performance, by the use of bonuses or stock options which do this, 2) based in part upon the individual contributions and attainment of goals of each officer and the performance of management as a group, and 3) based in part upon compensation paid by other companies to similarly situated management.

         The Company's executive compensation program consists of salary, bonus, long-term compensation and other benefits. Specific targets are not utilized by the Committee in determining the level of any of these individual components of overall compensation. Rather, the Committee seeks to formulate an overall compensation package which approximates in value the median range of overall compensation paid to executives of the comparison group. Overall compensation paid to the Company's executives in fiscal 1997 was comparable to the median of overall compensation paid to the comparison group.

         Three of the Company's top officers (Messrs. Howard, Richardson, and Templeton) are compensated pursuant to a Management Services Agreement with HERTH Management, Inc. (see CERTAIN TRANSACTIONS) entered in 1993, and which was renewed in 1995, upon ratification by the shareholders, for an additional three-year term beginning in 1996. Mr. Clark's compensation is partially from HERTH and partially from the Company (see Employment Contracts and Change in Control Agreements).

         The Committee uses a comparison group of similarly situated companies to compare its overall compensation. This is the same group that the Company uses in comparing shareholder returns over the past five years (see PERFORMANCE GRAPH). Also, the Committee intermittently retains a private economist to review compensation paid under the Management Services Agreement for its reasonableness. The Committee believes that these are two appropriate methods of comparing compensation.

         Section 162(m) of the Internal Revenue Code imposes a limit, with certain exceptions, on the amount a publicly held corporation may deduct for compensation paid or accrued with respect to its five most highly compensated officers. The Company does not feel that the fiscal 1997 compensation exceeded this limit, and the Committee has not established a policy should the limit be exceeded by future compensation.

Executive Compensation.

         The Committee measures management's performance using longer-term (l1/2 to 2 years) objectives of the Company, and developing criteria based upon these longer-term goals. The Committee reviews the Company's business plan, as approved by the Board of Directors, and determines whether the Company has met its goals thereunder, as well as whether individual officers have accomplished the goals assigned to them. Several elements of the performance of an officer are based upon non-numerical performance criteria, such as level of responsibility in the Company, comparable compensation of other executives, individual merit performance or improvements in administration; other elements are tied to management's performance as a group in achieving corporate goals, such as financial performance, profit margins, the elimination of waste in manufacturing, increase of working capital, and acquisitions deemed to be advantageous to the Company. The Committee also compares the Company's return to shareholders with that for other similarly situated companies in a peer group approach. No mathematical weights are assigned to these individual criteria.

         The performances of executive officers compensated under the HERTH Agreement, like those of other executive officers of the Company, are evaluated by the Committee using the criteria previously set forth. Although the compensation payable to HERTH is only adjustable every three years, the Committee feels that the Company has the authority, under principles of contract law, to re-negotiate or even terminate the Management Services Agreement, should the officers employed under this agreement fail to substantially comply with the terms of the agreement.

         Performance based-criteria are generally considered as a whole, so that specific performance targets may be waived or adjusted as long as, on the whole, performance targets have been met. Concerning this aspect of compensation, the Committee considered that management has met and surpassed all goals for them by the Board, including meeting and exceeding budget objectives for the Company's pre-tax earnings completion of certain acquisitions, improved investor communication and relationships, reduction of non-core properties, modification of corporation debt, and meeting goals for reduction of corporate overhead. The Committee also considered management's timely actions in positioning the Company for future growth.

         In hiring new officers for Fresh Foods, consideration is given to compensation arrangements in previous employment, compensation averages for such officers in the food service industry, and to structure a compensation package to create incentives to achieve individual and corporate goals.

Chief Executive Officer Compensation.

         Mr. Richardson's compensation as Chief Executive Officer (subsumed under the HERTH agreement), and the evaluation of his performance as Chief Executive Officer, is consistent with the compensation principles described above and reflected the performance of the Company and Mr. Richardson. Determination of adequate compensation was qualitative in nature and based upon a variety of factors, including comparison group compensation data, attainment of various corporate goals, financial and operating performance, individual performance and other factors. Specifically, important corporate goals of sales, profitability and certain acquisitions were achieved, and his leadership in achieving these goals were considered by the Committee.

                            The Executive Compensation Committee

                            Lewis C. Lanier, Chairman
                            William R. McDonald III
                            Bob G. Holman



Stock Price Performance Graph.

         The following graph presents a five year comparison of cumulative shareholder returns for the Company, the Standard & Poor's Composite Index and a Company-constructed peer group that reflects the performance of various companies that are similar to the Company in industry or line of business, over the five year period beginning February 26, 1993 and ending February 27, 1998. The graph assumes that $100 is invested on February 26, 1993, in Fresh Foods, Inc. common stock, the Standard & Poor's Composite Index and in the Company constructed peer group.

                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                        FOR THE YEAR ENDED FEBRUARY, 1997


                                  [GRAPH HERE]





                               Index           Year          Year          Year           Year            Year
                                 at           Ending        Ending        Ending         Ending          Ending
                              2/26/93         2/25/94       2/24/95       2/23/96        2/28/97        2/27/98
                              -------         -------       -------       -------        -------        -------

Fresh Foods, Inc.:

S&P Composite Index:

Peer Group:

         The Company-constructed peer group consists of Family Steakhouses of Florida, Flagstar Companies, Inc., Flowers Industries, Inc., Interstate Bakeries Corp., Perkins Family Restaurant LP, Piemonte Foods Corp., Stacey's Buffet, Inc., and Thorne Apple Valley, Inc. The returns of each group member were weighted according to the member's stock market capitalization at the beginning of each period for which a return is indicated.

Compensation Committee Interlocks and Insider Participation

         During fiscal 1998, the Executive Compensation Committee of the Company's Board consisted of Messrs. Lanier, McDonald and Richard F. Hendrickson, none of whom was an officer or employee of the Company or any of its subsidiaries during fiscal 1998 or was formerly an officer of the Company or any of its subsidiaries. See "Certain Relationships and Related Party Transactions."

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

         HERTH Management, Inc. ("HERTH") provides management services to the Company, reviews and supervises financing, provides cost analysis services, real estate services, strategic planning services and reviews franchisee relationships. HERTH provides the full-time services of Messrs. Howard, Richardson, and Templeton for an annual fee of $1.5 million per year, and reimburses the Company for a portion of the compensation of Mr. Clark. The Company's contract with HERTH expires in 2002. The shareholders of HERTH are Messrs. Richardson, Templeton, Edgell and Columbia Hill, L.L.C. ("Columbia"), whose equity owners are Messrs. Clark, Richardson and Hefner. The Company paid HERTH $1.5 million in fiscal 1998.

         The Company maintains comprehensive insurance coverages through County-Wide Insurance Agency, Inc. ("County-Wide"), whose principal owner is Charles F. Connor, Jr. ("Connor"). Connor, a consultant to the Company, owned 11.9% of the Company's outstanding common stock at June 5, 1998. County-Wide received payments of $2.2 million during fiscal 1998 in connection with such insurance coverage, of which amounts it retained approximately 7% as commissions.

         Denver Equipment Company ("Denver") and Howard Furniture Company ("Howard Furniture") sell restaurant equipment and supplies, and restaurant furnishings, respectively, to the Company. During fiscal 1998, Denver was paid a total of $1.8 million, and Howard Furniture a total of $57,000, for purchases made by the Company. These companies had as their majority owner Richard S. Howard, the late father of director Mr. Howard; Mr. Connor has a 10.0% equity interest in Denver.

         The Company utilizes Bradford Communications, Inc. ("BCI") for public and investor relations and graphic design services. During fiscal 1998, the Company paid BCI a total of $449,000 for such services. The owner of BCI, Mr. E. Edwin Bradford, has been a director of the Company since 1992.

         HS Traveltime, Inc. ("HS") provides travel agency services to the Company. During fiscal 1998, HS was paid a total of $76,000 for such services. Mr. Howard has a 50.0% equity interest in HS.

         In January 1996, the Company received 111,983 shares of Sagebrush, Inc. common stock as part of a transaction leading to the initial public offering of Sagebrush, Inc. Columbia purchased these shares at $7.00 per share for $783,881, payable 10.0% in cash with the balance represented by a two-year promissory note bearing interest at the prime rate and secured by the unconditional guaranties of Messrs. Richardson, Clark and Hefner. The largest principal amount owed during fiscal 1998 was $705,493. At the time of the offer, Sagebrush, Inc. common stock was trading at $7.00 per share. At closing, it was trading at $7.25.

         During fiscal 1998, the Company sold two former restaurant properties in Panama City, Florida, one former restaurant property in Black Mountain, North Carolina and one former restaurant property in Eden, North Carolina, all to Catawba Valley Real Estate, Inc. ("CVRE"), whose principal shareholder is Mr. Templeton. The two Panama City properties were sold for $650,000 and $350,000, respectively, with cash down payments to the Company of $130,000 and $10,000, respectively, and with five-year promissory notes payable to the Company for the balances bearing interest at 8.5%. The largest principal amounts outstanding during fiscal 1998 were $517, 115 and $338,114, respectively. The Black Mountain property was sold for $500,000 in cash, and the Eden property was sold for $400,000 in cash. The Company determined the purchase price for these four properties based on comparable sales of similar tracts. Also during fiscal 1998, the Company sold its 80.0% equity interest in a franchised restaurant in St. Augustine, Florida to CVRE. The price for the Company's interest in its St. Augustine franchise was $160,000 in cash, which was the price at which the remaining 20.0% shareholder had the right to purchase the Company's 80.0% interest and so was considered by the Company to be the highest price attainable for the property.

         Mr. Connor had an equity interest in five of the Company's franchised restaurants at various times during fiscal 1998. Royalties, accounting and management fees to the Company from these restaurants aggregated $74,000 during fiscal 1998.

         Mr. Howard had an equity interest in three of the Company's franchised restaurants at various times during fiscal 1998. Royalties, accounting and management fees to the Company from these restaurants aggregated $111,000 during fiscal 1998.

         Messrs. Connor and Miller had direct or indirect equity interests in 17 restaurant properties leased to the Company during fiscal 1998. Total rents paid under these leases were $1.3 million during fiscal 1998. Mr. Connor also had a direct or indirect interest in an additional three restaurants and two corporate office buildings leased to the Company during fiscal 1998. Rents paid under these leases were $217,000 in fiscal 1998.

         During fiscal year 1998, the Company purchased two parcels of land located in Lenoir, North Carolina and Denver, North Carolina, to be used for restaurant locations, from corporations in which Messrs. Miller, Connor and Richard S. Howard, the late father of Mr. Howard, had equity interests. The parcels were purchased for $375,000 and $225,000, respectively, in cash. The Company determined the purchase price for these properties based on comparable sales of similar tracts.

         On January 30, 1998, the Company merged with Sagebrush, Inc., whose principal shareholders were Messrs. Connor and Miller. Mr. Connor, who was Chairman of the Board and a director of Sagebrush, entered into a two-year consulting agreement with the Company. Mr. Miller, who was President, Chief Executive Officer and a director of Sagebrush, entered into a two-year employment agreement with the Company. The merger obligated the Company, as the surviving corporation, to indemnify the directors and officers of Sagebrush, Inc. and its predecessors from and after the merger against certain liabilities arising prior to the merger. Additionally, the Company agreed to register under the Securities Act the shares of Company common stock issued in the merger to Messrs. Connor and Miller.

         William P. Foley II, a director of the Company, has direct and indirect interests in Hardee's, Checkers, Rally's and Green Burrito. The Company has recently entered into licensing agreements with such companies to begin producing and marketing microwaveable Hardee's, Checkers and Rally's sandwiches and to market Green Burrito products beginning in the summer of 1998.

         All material transactions with affiliates of the Company are first reviewed by the Sensitive Transactions Committee of the Board, which is composed of three independent directors. Upon recommendation of this Committee, such transactions are then presented to the Company's Board, where they must be approved by a majority of the independent directors. Also, the Company periodically obtains bids, quotations or appraisals from unaffiliated third parties to assure that the products and services received from affiliates are on terms at least as fair and equitable to the Company as could have been obtained from unaffiliated third parties.

              AMENDMENT TO THE COMPANY'S BYLAWS (PROXY ITEM NO. 2)

General

         The Board of Directors has approved and recommends that the Shareholders approve, an amendment to the Bylaws of the Company (the "Bylaws Amendment") which would allow the Board of Directors by majority vote, to increase or decrease the size of the Board to as few as seven directors or to as many as 17 directors. As presently in effect, the Company's Bylaws specify that the Company's Board of Directors consist of eleven directors, and that such number of directors cannot be changed except with the approval of the Shareholders.

         The Bylaws Amendment was unanimously approved by the Company's Board of Directors on May 7, 1998, as the Board deemed it to be advisable and in the best interest of the Company and all the Shareholders. In the opinion of management, the Bylaws Amendment will benefit the Shareholders because, if approved, the Company will have the flexibility to expand its current Board membership as needed and, if desired, retain the services of additional, well-qualified persons to serve on the Company's Board of Directors.

                                [Quote Amendment]

Purpose and Effect

         The Board of Directors believes that the Bylaws Amendment will allow the Company the flexibility to attract and retain additional outside directors in the future who may provide the Company with business expertise in industries that are similar or complementary to the Company's food business. For example, when the Company recruited Messrs. Foley and Puzder as Board members, it found it necessary to call a Special Meeting of Shareholders in order to expand the size of the Board to expeditiously add these two members to the Board.

         Additionally, the Company currently does not have the ability to provide a seat on the Board of Directors to a new executive officer or to an officer of another corporation should the Company decide to undertake a merger or acquisition, and expanding the Board would allow the Company to provide a director position to such an officer. By way of example, when the Company hired Mr. Clark as its President and Chief Operating Officer, it was unable to grant him a seat on the Board, but was only able to promise him a seat when one became available. Likewise after the Sagebrush merger and the Pierre acquisition, Messrs. Miller and Woodhams, respectively, could not immediately receive seats on the Board, but were forced to wait until vacancies occurred or the Board membership was expanded by Shareholder action.

         Also, the Bylaw Amendment gives the Board the ability to reduce the size of the Board if it becomes unwieldily or if attrition occurs and the Board does not desire to fill all vacancies.

Required Vote

         The affirmative vote of a majority of the outstanding shares of Common Stock present and entitled to vote at the Annual Meeting is required to approve the Bylaw Amendment.


 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.



AMENDMENT TO THE COMPANY'S 1997 INCENTIVE STOCK OPTION PLAN (PROXY ITEM NO. 3)

General

         The Board of Directors has approved and recommends that the Shareholders ratify an amendment to the Fresh Foods, Inc. 1997 Incentive Stock Option Plan (the "Plan") which would increase the number of shares subject to the Plan from 500,000 to 1,000,000.

         The Shareholders at their Annual Meeting on June 26, 1997, approved and ratified the Plan. The Plan, as presented at the 1997 Annual Meeting, was applicable to not more than 500,000 shares of the Company's common stock.

         This Amendment (the "ISOP Amendment") was unanimously approved by the Company's Board of Directors on February 23, 1998, as the Board deemed it advisable and in the best interests of the Company and all the Shareholders. In the opinion of Management, the ISOP Amendment will be able in the future to attract and retain strong management level personnel by promising them a share in the Company's future.

Purpose and Effect

         Since the Shareholders ratified the Plan at the 1997 Annual Meeting, Management has made effective use of the Plan, particularly in attracting certain key employees of both Sagebrush, Inc. And the Pierre Foods division of Tyson Foods, Inc. Upon the Company's acquisition of these businesses, availability of the Plan has allowed Management to bring such key employees as
L. Dent Miller, President of Sagebrush, Inc. And Norbert E. Woodhams, President of Pierre Foods, and key members of their staffs into active participation in their respective divisions, insuring the Company and its Shareholders a smooth transition and continuing operations success.

         In order to maintain and continue its growth, Management feels that it must have a continuing source of options with which to entice new key employees.

         Incentive stock options are especially attractive to employees, since the employee only recognizes income upon sale of the stock subject to option, rather than upon exercise of the option itself. Since options are issued at the common stock's current market price, the employee receives no immediate benefit, but shares in any future increase in the Company's value. This increase in value will be brought about by the employee's hard work and contribution to the Company's success.

         To protect the tax-advantaged value of these stock options, material changes to the Plan must be submitted to the Shareholders for their consideration and ratification.

Required Vote

         The affirmative vote of a majority of the outstanding shares of Common Stock present and entitled to vote at the Annual Meeting is required to approve the ISOP Amendment.

 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.



                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

         The firm of Deloitte & Touche, LLP has served as independent auditors for the Company since 1982. A representative of Deloitte & Touche, LLP will attend the annual meeting to respond to appropriate questions raised by shareholders.



                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Fresh Foods Board knows of no matters that will be presented for consideration at the Annual Meeting other than as described in this Proxy Statement. If any other matters shall properly come before the Annual Meeting, or any adjournment or postponement of the Annual Meeting and be voted upon, then the enclosed proxies will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any such matters. The persons named as proxies intend to vote or not to vote in accordance with the recommendation of the management of Fresh Foods.


                           1999 SHAREHOLDER PROPOSALS

         The Company welcomes comments or suggestions from its shareholders, including any recommendations shareholders may have as to future directors of the Company. In the event that a shareholder desires to have a proposal formally considered at the 1999 Annual Shareholders' Meeting, and included in the Proxy Statement for that meeting, the proposal must be received in writing by the Company on or before February 20, 1999.

                                                                      APPENDIX A

                                FRESH FOODS, INC.
                              3437 EAST MAIN STREET
                         CLAREMONT, NORTH CAROLINA 28610

              THIS PROXY IS SOLICITED ON BEHALF OF WSMP'S BOARD OF
             DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE
                      HELD ON JUNE 25, 1998, AT 10:00 A.M.

         The undersigned hereby appoints Richard F. Howard, James C. Richardson, Jr., David R. Clark and James E. Harris, and each or any of them, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote all shares of Common Stock that the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held in Cincinnati, Ohio, on June 25, 1998, at 10:00 a.m., or at any adjournment or postponement thereof. The undersigned further authorizes such proxies to vote in their discretion upon such matters as may properly come before such Annual Meeting or any adjournment or postponement thereof. Receipt of Notice of the Annual Meeting of Shareholders and of the Proxy Statement is hereby acknowledged.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. THE WSMP BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" SUCH PROPOSALS.

1.       ELECTION OF DIRECTORS (Item No. 1).

  [ ]    VOTE FOR all six nominees

         (Howard, Miller, Bradford, Woodhams, Foley, Puzder) to terms of 1 to 3 years, as set forth in this Proxy
         Statement

  [ ]    VOTE WITHHELD from all nominees

         To vote for all directors, mark the VOTE FOR box. To withhold voting for all nominees, mark the VOTE WITHHELD box. To withhold voting for a particular nominee, mark the VOTE FOR ALL EXCEPT box and enter name(s) Of the exception(s) in the space provided; Your shares will be voted for the remaining Nominees.

  [ ]    VOTE FOR ALL EXCEPT

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                     (CONTINUED AND TO BE SIGNED ON REVERSE)


2. Approval of Bylaw amendment to change number of Directors to not less than seven nor more than 17.

              [ ]     FOR        [ ]      AGAINST         [ ]     ABSTAIN

3. Approval of Amendment to 1997 Incentive Stock Option Plan to increase shares.

              [ ]     FOR        [ ]      AGAINST         [ ]     ABSTAIN



                                    Dated:                             , 1998.
                                           ----------------------------


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                                    -----------------------------------------
                                           Signature of Shareholder(s)


                                    Important: Please sign exactly as your
                                    name(s) appears hereon. Where shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If the holder is a corporation, execute in full corporate name by authorized officer.


PLEASE SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.